                                                                       Exhibit 1
                            SMITHFIELD FOODS, INC.

                             ARTICLES OF AMENDMENT

1.  Name.  The name of the Corporation is Smithfield Foods, Inc.
    ----

2.  The Amendment.  The Amendment to the Articles of Incorporation is as set
    -------------
forth in the attachment hereto. The Amendment amends and restates Section 4.3 of the Corporation's Amended and Restated Articles of Incorporation.

3.  Board Action.  At a meeting held on May 30, 2001, the Board of Directors
    ------------
duly adopted the Amendment.

4.  Shareholder Action.  Pursuant to Section 13.1-639 of the Code of Virginia
    ------------------
and Article IV of the Corporation's Amended and Restated Articles of Incorporation, shareholder action was not required to effect the Amendment.


Dated:  May 30, 2001                      SMITHFIELD FOODS, INC.



                                     By:  /s/ Michael H. Cole
                                          -------------------
                                          Michael H. Cole
                                          Secretary

                                                                      Attachment


4.3   Series A Junior Participating Preferred Shares.
      -----------------------------------------------

      (a)  Designation and Amount. Pursuant to a resolution adopted by the Board
           ----------------------
      of Directors of the Corporation on May 30, 2001, 200,000 preferred shares (of $1.00 par value) are hereby constituted as a series of preferred shares of the Corporation which shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares"), the preferences, limitations and relative rights of which are set forth herein.

      (b)  Dividends and Distribution.
           --------------------------

             (i) Subject to the prior and superior rights of the holders of any preferred shares of any series ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, par value $.50 per share (the "Common Shares"), of the Corporation shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (X) $1.00 or (Y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (Y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

             The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in this paragraph (i) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common

             Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     (c)  Voting Rights.  The holders of Series A Preferred Shares shall have
          -------------
     the following voting rights:

            (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

            (ii) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

            (iii) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     (d)  Certain Restrictions.
          --------------------

            (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                   (A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                   (B) declare or pay dividends on or make any other distributions on any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (C) redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                   (D) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares of the Corporation ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph
          (d), purchase or otherwise acquire such shares at such time and in such manner.

          (e)  Reacquired Shares.  Any Series A Preferred Shares purchased or
               -----------------
          otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the taking of any action required by applicable law, become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (f)  Liquidation, Dissolution or Winding Up.  Upon any voluntary
               --------------------------------------
          liquidation, dissolution or winding up of the Corporation, no distribution shall be made:

                  (A) to the holders of shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount per share equal to the greater of (i) $180,000 per share, or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate amount to be distributed per share to holders of Common Shares, plus in each case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or

                  (B) to the holders of shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (g)  Consolidation, Merger, etc.  In case the Corporation shall enter
               ---------------------------
          into any consolidation, merger, combination or other transaction in which the Common

          Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (h)  No Redemption.  The Series A Preferred Shares shall not be
               -------------
          redeemable.

          (i)  Ranking.  The Series A Preferred Shares shall be junior to all
               -------
          other series of the Corporation's preferred shares as to the payment of dividends passu with the Series A Preferred Shares.

          (j)  Amendment.  The Articles of Incorporation of the Corporation
               ---------
          shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Shares voting together as a single class.

                            SMITHFIELD FOODS, INC.
                AMENDED AND RESTATED ARTICLES OF INCORPORATION
      (Conformed Copy incorporating all amendments through May 30, 2001)

                                   ARTICLE I
                                     NAME


     The name of the Corporation is Smithfield Foods, Inc.

                                  ARTICLE II
                                    PURPOSE


     The Corporation shall have the power to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

                                  ARTICLE III
                               AUTHORIZED SHARES


3.1  Number and Designation. The number and designation of shares that the
     ----------------------
Corporation shall have authority to issue and the par value per share are as follows:

          Class            Number of Shares         Par Value
          -----            ----------------         ---------

          Preferred          1,000,000               $1.00

          Common           100,000,000               $0.50


3.2  Preemptive Rights.  No holder of outstanding shares of any class shall have
     -----------------
any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

3.3  Shareholder Approval.  Except as otherwise provided in Article VI, an
     --------------------
amendment to the Articles of Incorporation of the Corporation shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action. Any merger or share exchange to which the Corporation is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; provided, however, that this sentence shall not affect the power of the Board of Directors to condition its submission of any plan of merger, share exchange or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, on any basis, including the requirement of a greater vote.

                                  ARTICLE IV
                               PREFERRED SHARES

4.1  Issuance in Series.  The Board of Directors is authorized to issue the
     ------------------
Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

          (i) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

          (ii) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

          (iii) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

          (iv) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

          (v) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (vi) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

          (vii) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

4.2  Articles of Amendment.  Before the issuance of any shares of a series,
     ---------------------
Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

4.3  Series A Junior Participating Preferred Shares.
     -----------------------------------------------

     (a)  Designation and Amount.  Pursuant to a resolution adopted by the Board
          ----------------------
     of Directors of the Corporation on May 30, 2001, 200,000 preferred shares (of $1.00 par value) are hereby constituted as a series of preferred shares of the Corporation which shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares"), the preferences, limitations and relative rights of which are set forth herein.

     (b)  Dividends and Distribution.
          --------------------------

             (i) Subject to the prior and superior rights of the holders of any preferred shares of any series ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, par value $.50 per share (the "Common Shares"), of the Corporation shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (X) $1.00 or (Y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment

             Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (Y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

             The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in this paragraph (i) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     (c)  Voting Rights.  The holders of Series A Preferred Shares shall have
          -------------
     the following voting rights:

             (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

             (ii) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

             (iii) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     (d)  Certain Restrictions.
          --------------------

             (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

             (A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

             (B) declare or pay dividends on or make any other distributions on any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (C) redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

             (D) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares of the Corporation ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of

             Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph (d), purchase or otherwise acquire such shares at such time and in such manner.

      (e)  Reacquired Shares.  Any Series A Preferred  Shares purchased or
           -----------------
      otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the taking of any action required by applicable law, become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      (f)  Liquidation, Dissolution or Winding Up.  Upon any voluntary
           --------------------------------------
      liquidation, dissolution or winding up of the Corporation, no distribution shall be made:

             (A) to the holders of shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount per share equal to the greater of (i)

               $180,000 per share, or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate amount to be distributed per share to holders of Common Shares, plus in each case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or

               (B) to the holders of shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (g)  Consolidation, Merger, etc.  In case the Corporation shall enter
               ---------------------------
          into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (h)  No Redemption.  The Series A Preferred Shares shall not be
               -------------
          redeemable.

          (i)  Ranking.  The Series A Preferred Shares shall be junior to all
               -------
          other series of the Corporation's preferred shares as to the payment of dividends passu with the Series A Preferred Shares.

          (j)  Amendment.  The Articles of Incorporation of the Corporation
               ---------
          shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Shares voting together as a single class.

4.4  Series B Special Voting Preferred Share
     ---------------------------------------

     (a) Designation and Amount. Pursuant to a resolution adopted by the Board of Directors of the Corporation on May 27, 1998, one (1) preferred share (of $1.00 par value) is hereby constituted as a series of preferred shares of the Corporation which shall be designated as the "Series B Special Voting Preferred Share" (the "Series B Preferred Share"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.

     (b) Dividends and Distributions. The holder of the Series B Preferred Share shall not be entitled to receive any portion of any dividend or distribution at any time.

     (c) Voting Rights. The holder of the Series B Preferred Share shall have the following voting rights:

          (i) The Series B Preferred Share shall entitle the holder thereof to an aggregate number of votes equal to the number of Exchangeable Shares ("Exchangeable Shares"), of Smithfield Canada Limited, an Ontario corporation ("Smithfield Canada"), outstanding from time to time which are not owned by the Corporation or any of its direct or indirect subsidiaries.

          (ii) Except as otherwise provided herein or by law, the holder of the Series B Preferred Share and the holders of Common Shares and of Series A Preferred Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (iii) Except as set forth herein, the holder of the Series B Preferred Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with holders of Common Shares and of Series A Preferred Shares as set forth herein) for taking any corporate action.

     (d)  Additional Provisions.

          (i) The Holder of the Series B Preferred Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

          (ii) At such time as (A) the Series B Preferred Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares of Smithfield Canada outstanding which are not owned by the Corporation or any of its direct or indirect subsidiaries, and (B) there is no share of stock, debt, option or other agreement, obligation or commitment of Smithfield Canada which could by its terms require Smithfield Canada to issue any Exchangeable Shares to any person other than the Corporation or any of its direct or indirect subsidiaries, then the Series B Preferred Share shall thereupon be retired and cancelled promptly thereafter. Such Share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued preferred share and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (e) Reacquired Share. If the Series B Preferred Share should be purchased or otherwise acquired by the Corporation in any manner whatsoever, then the Series B Preferred Share shall be retired and cancelled promptly after the acquisition thereof. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued preferred share and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Series B Preferred Share shall not be entitled to any portion of any distribution.

     (g) No Redemption or Conversion. The Series B Preferred Share shall not be redeemable or convertible.


                                   ARTICLE V
                                 COMMON SHARES


5.1  Voting Rights.  The holders of outstanding Common Shares shall, to the
     -------------
exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided in the Articles of Amendment establishing any series of Preferred Shares or (ii) as may be required by law.

5.2  Distributions.  Subject to the rights of the holders of shares, if any,
     -------------
ranking senior to the Common Shares as to dividends or rights in the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Shares shall be entitled to distributions, including dividends, when declared by the Board of Directors and to the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                                  ARTICLE VI
                              BOARD OF DIRECTORS


6.1  Election and Term.  Commencing with the 2000 annual meeting of
     -----------------
shareholders, the Board of Directors shall be divided into three classes as nearly equal in number as possible. At the 2000 annual meeting of shareholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 2001 annual meeting of shareholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 2002 annual meeting of shareholders; and directors of the third class (Class
III) shall be elected to hold office for a term expiring at the 2003 annual meeting of shareholders. At each annual meeting of shareholders after 2000, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office until the third succeeding annual meeting of shareholders. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

6.2  Removal of Directors.  Subject to the rights of the holders of any series
     --------------------
of Preferred Shares then outstanding, a director may be removed only with cause by the affirmative vote of the holders of shares representing at least 66 2/3% of the votes entitled to be cast on such action.

6.3  Newly-Created Directorships; Vacancies.  Subject to the rights of the
     --------------------------------------
holders of any series of Preferred Shares then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors or the removal of a director, may be filled only by the affirmative vote of a majority of the directors remaining in office even if the directors in office constitute less than a quorum of the Board of Directors.

6.4  Amendment or Repeal.  The provisions of this Article shall not be amended
     -------------------
or repealed, nor shall any provision of these Articles of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of the holders of shares representing at least 66 2/3% of the votes entitled to be cast by each voting group entitled to vote on such action.

                                  ARTICLE VII
                    LIMIT ON LIABILITY AND INDEMNIFICATION

7.1  Definitions.  For purposes of this Article the following definitions shall
     -----------
apply:
          (i)  "Corporation" means this Corporation only and no predecessor
                -----------
     entity or other legal entity;

          (ii)  "expenses" include counsel fees, expert witness fees, and costs
                 --------
     of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

          (iii) "liability" means the obligation to pay a judgment, settlement,
                 ---------
     penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

          (iv)  "legal entity" means a corporation, partnership, joint venture,
                 ------------
     trust, employee benefit plan or other enterprise;

          (v)  "predecessor entity" means a legal entity the existence of which
                ------------------
     ceased upon its acquisition by the Corporation in a merger or otherwise;
     and

          (vi)  "proceeding" means any threatened, pending, or completed action,
                 ----------
     suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

7.2  Limit on Liability.  In every instance in which the Virginia Stock
     ------------------
Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

7.3  Indemnification of Directors and Officers.  The Corporation shall indemnify
     -----------------------------------------
any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in
Section 7.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a
          ---- ----------
presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

7.4  Indemnification of Others.  The Corporation may, to a lesser extent or to
     -------------------------
the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to
Section 7.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this
Section 7.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 7.3 of this Article shall be limited by the provisions of this Section 7.4.

7.5  Miscellaneous.  The rights of each person entitled to indemnification under
     -------------
this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

7.6  Amendments.  No amendment, modification or repeal of this Article shall
     ----------
diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.